Fiscal 2020 Second Quarter Earnings Call Rick Nadeau Chief Financial Officer May 7, 2020 1 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

Forward-looking Statements & Non-GAAP Information These slides should be read in conjunction with the Company’s most recent quarterly earnings press release, along with listening to or reading a transcript of the comments of Company management from our most recent quarterly earnings conference call. This document may contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results, and providing meaningful period-to-period comparisons. These measures should be used in conjunction with, rather than instead of, their comparable GAAP measures. For a reconciliation of non-GAAP measures to the comparable GAAP measures presented in this document, see the Company’s most recent quarterly earnings press release. Throughout this presentation, numbers may not add due to rounding. Included in this presentation are forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “opportunity,” “could,” “potential,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements that are not historical facts, including statements about our confidence, strategies and initiatives and our expectations about revenues, results of operations, profitability, liquidity, market demand or the impact of the COVID-19 pandemic are forward-looking statements that involve risks and uncertainties. These risks could cause our actual results to differ materially from those indicated by such forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, factors set forth in Item 1A of our Quarterly Report on Form 10-Q to be filed shortly and in Exhibit 99.1, under the caption "Special Considerations and Risk Factors," in our Annual Report on Form 10-K for the year ended September 30, 2019, which was filed with the Securities and Exchange Commission on November 26, 2019. Any forward-looking statement made by us in this report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. 2 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

Rapid Response to COVID-19 Thank you to our employees – We are extremely proud to lead an organization with such heart, dedication, ingenuity and collaboration. We operate essential programs • Underscoring the critical nature of our work, many of our core programs have been deemed essential • The entire MAXIMUS team is working tirelessly to ensure that vital programs continue to operate and citizens receive needed support. We are accomplishing extraordinary things. Some highlights include: − Implemented robust paid leave options for employees − Mandated social distancing across all operations − Significantly enhanced sanitation measures − Continue to transition more employees to work from home • We have partnered with the U.K. government − Voluntary redeployment of clinical staff directly into the National Health Service as well as case management and administrative staff redeployment into the Department for Work and Pensions to provide vital front-line support Unpredictable pandemic • Our priority is the health and safety of our employees and ensuring that we can continue to support our government clients as demand for government services surges • No one can predict with certainty the scale or length of disruption from pandemic or how deep and severe the economic impacts will be 3 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

Revised Fiscal Year 2020 Guidance Revised Fiscal 2020 Guidance Revenue $3.15B – $3.25B Diluted EPS $2.95 – $3.15 Cash flow from operations $250M – $300M Free cash flow $200M – $250M Revised Guidance Completed our normal bottom’s up quarterly review and are reinstating guidance because we think it is important to provide investors with transparency on our current expectations for the year. Given the fluid nature of the pandemic, actual results could vary materially from guidance due to factors such as worsening of the pandemic, erosion due to budgetary pressures, additional steps taken by federal, provincial, state, or local governments to restrict business operations or limit office occupancy, delayed or missed payments by customers, supply chain disruptions affecting IT or safety equipment. The guidance ranges are wider than typical given we are midway through the year but they reflect the increased risk and variability we face. Continued Disruption • We anticipate continued disruption across all segments with some offsetting favorability from new work in certain segments • This disruption is expected to be most pronounced in our Outside the U.S. Segment and expecting some positive impacts in the two U.S. segments from new opportunities that we have either won or are pursuing 4 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

Total Company Results – Second Quarter of FY20

($ in millions, except per share data)	Q2 FY20	Q2 FY19	% Change
Revenue			
U.S. Health & Human Services	$ 308.7	$ 290.7	6%
U.S. Federal Services	393.4	289.7	36%
Outside the U.S.	116.0	156.0	(26%)
Total Revenue	$ 818.1	$ 736.5	11%
Operating Income			
U.S. Health & Human Services	$ 46.2	$ 56.9	(19%)
U.S. Federal Services	30.2	29.6	2%
Outside the U.S.	(26.7)	4.5	nm
Segment Income	$ 49.7	$ 90.9	(45%)
Intangibles amortization	(8.9)	(9.5)	
Other	(3.5)	0.4	
Total Operating Income	$ 37.3	$ 81.8	(54%)
Operating Margin %	4.6%	11.1%	
Effective Tax Rate	26.1%	23.4%	
Net Income attributable to MAXIMUS	$ 27.7	$ 61.9	(55%)
Diluted EPS	$ 0.43	$ 0.96	(55%)

- Revenue includes the full ramp-up of the Census contract in the U.S. Federal Services Segment
- Two substantial impacts in the quarter:
  - Pandemic-related write-down of approximately $24M or $0.28 per share related to a decline in estimates for future period outcomes-based payments on welfare to work programs in the United Kingdom and Australia
  - Change order for approximately $9M or $0.11 per share was signed after quarter-end in the U.S. Health & Human Services Segment. The costs were recognized in prior periods but the revenue will be recognized in the third quarter which falls to the bottom line in that period
- Second quarter fiscal 2020 operating margin of 4.6% and diluted earnings per share of $0.43 reflect these impacts

5 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

U.S. Health & Human Services Segment ($ in millions) Q2 FY20 Q2 FY19 % Change Revenue U.S. Health & Human Services $ 308.7 $ 290.7 6% Operating Income U.S. Health & Human Services $ 46.2 $ 56.9 (19%) Operating Margin % 15.0% 19.6% Q2 FY20 Revenue & Operating Margin • All revenue growth was organic and attributable to new contracts and the expansion of existing work • Both revenue and operating margin were tempered by the aforementioned $9M change order that will be recognized in Q3 FY20 COVID-19 Impacts • Impacted last three weeks of the quarter and caused varying degrees of disruption • Managed through differing local and state government working requirements, including temporary site closures, designed to ensure worker safety • To address social distancing requirements, we rapidly scaled WFH capabilities to enable continued support of essential services and to meet deliverables on the predominantly performance-based contracts in this segment Full Year Outlook • This segment is expected to experience minor, continued disruption and deliver an estimated operating margin between 17% and 18% 6 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

U.S. Federal Services Segment

($ in millions)	Q2 FY20	Q2 FY19	% Change
Revenue			
U.S. Federal Services	$ 393.4	$ 289.7	36%
Operating Income			
U.S. Federal Services	$ 30.2	$ 29.6	2%
Operating Margin %	7.7%	10.2%	

Q2 FY20 Revenue & Operating Margin

- All revenue growth was organic. Excluding acquired citizen engagement centers contracts, organic revenue growth was 6.7%
- Operating margin was 7.7% and tempered by unfavorable impacts from the pandemic on performance-based work and ongoing investments in business development and technical capabilities
- Majority of revenue in segment generated by cost-plus contracts, allowing recovery of certain COVID-related costs

Census (CQA) Contract

- Delivered revenue of approximately $140M in the second quarter and $210M on a YTD basis
- Census Bureau extended the response period to October 31, 2020
- Contract expanded and expect higher revenue to support new deadline
- Previous revenue estimate was $360M in FY 2020

Updated

Fiscal Year	Updated Estimated Census Revenue
2019	$185M (actual)
2020	$430M - $450M
2021	Less than $50M

Full Year Outlook

- Segment expected to deliver a full year operating margin between 8% and 9% due to a higher mix of cost-plus work and continued investment in both business development and technical capabilities

7 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

Outside the U.S. Segment ($ in millions) Q2 FY20 Q2 FY19 % Change Revenue Outside the U.S. $ 116.0 $ 156.0 (26%) Operating Income Outside the U.S. $ (26.7) $ 4.5 nm Operating Margin % (23.0%) 2.9% Q2 FY20 Revenue & Operating Margin • The pandemic has had the most pronounced effect on this segment, impacting revenue and causing operating loss of $26.7M with a write-down of approximately $24M taken in the quarter COVID-19 Impacts • Several significant performance-based contracts have payments tied directly to job-seeker outcomes. Revenue is recognized based on our estimate of the number of individuals anticipated to reach these milestones • As a result of the pandemic, reduced our estimates of those jobseekers who are likely to achieve employment outcomes • Accounting rules require immediate recognition of our best estimate of the future outcomes and subsequent the impact • Resulted in a pandemic-related write-down of approximately $24M or $0.28 per share related to a decline in estimates for future period outcomes-based payments on welfare to work programs in the U.K. and Australia Full Year Outlook and Beyond • Additional impacts are expected from our U.K. HAAS contract as many of our clinicians have volunteered to be seconded to the National Health Service. We will act as an agent and be reimbursed for our costs, but we will not earn revenue or profit • Segment expected to end the full year in an operating loss position and the fourth quarter expected to be slightly below breakeven while our objective is progressive improvement in the third quarter to aim to cut the second quarter loss in half • We are beginning to see opportunities develop for FY21 and beyond as we help governments expand and adapt their employment services programs to cope with widespread unemployment • Some of our U.K. contracts currently in a loss position are in the process of transitioning to cost recovery, which should provide greater stability and flexibility. This will likely be temporary as we work with DWP on transitioning to a new model in the face of rising unemployment 8 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

Cash Flows, Balance Sheet, and Capital Allocation $ in millions Q2 FY20 Cash provided by operations $ 22.0 Purchases of property and equipment and capitalized software costs (8.6) Free cash flow $ 13.4 Q2 Cash Flows & Balance Sheet • Cash provided by operations and free cash were tempered by lower income, a higher proportion of income taxes paid in the quarter, and increased accounts receivable in the first half of fiscal year 2020 due to the increased revenue level • Cash and cash equivalents of approximately $126M at March 31, 2020 Days Sales Outstanding (DSO) • 72 days at March 31, 2020 Capital Allocation • Committed to managing liquidity, maintaining flexibility and managing the Company in a conservative manner • No change to dividend at this time and pause in effect on share purchases and significant M&A activity We are optimistic that MAXIMUS will emerge from this disruption as a stronger company. We can navigate, innovate, and showcase our operational effectiveness during challenging events while continuing to support the most vulnerable populations and protecting our workforce during this world crisis. 9 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

Fiscal 2020 Second Quarter Earnings Call Bruce Caswell President & Chief Executive Officer May 7, 2020 10 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

MAXIMUS COVID-19 COMMITMENT COVID-19 doesn’t follow a plan or rule book. This means our policies, guidance, and resources are continually being updated. The resources listed below are what MAXIMUS has arranged for employees since the start of the health pandemic. We appreciate our employees for their continued commitment to serve the nation’s most vulnerable citizens during this difficult time. Their health and safety are our top priority.

Systematic Transition to Work from Home • Heroic effort to procure new equipment, increase network capacity, and deploy new services all while keeping operations running to meet program needs • Significant challenges in a work from home (WFH) model ranging from information security and privacy requirements to ensuring continuity of services • Many government programs were never designed to be carried out in a WFH model, presenting high hurdles to immediately enable a remote workforce • Transition is also taking place during a pandemic-driven global IT equipment supply chain shortage • We overcame these challenges by capitalizing on the strategic investments we’ve made in our IT infrastructure, including emerging technologies such as secure remote network platforms and cloud-based omnichannel telephony environments. These investments enabled us to accelerate a WFH model − For example, leveraged our planned migration to AWS to provision nearly 9,000 secure agent desktops through Amazon WorkSpaces as- a-service model thus far, in addition to approximately 7,500 VPN connection users 11 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

MAXIMUS is Pioneering a New Model New Remote Work Modeling • Our ability to deploy HIPAA-compliant WFH capabilities enables us to maintain operational continuity and assist citizens with more complex services, including clinical and social assessments required to access important government services • Most importantly, we are forging a path forward for government services longer term • The pandemic offers us a unique opportunity to test and learn new models with full support from our clients • We have the opportunity to trial new ways of serving and engaging citizens who, now more than ever, need access to vital services • Also gain an entirely new data set related to citizen engagement, channel preferences, and agent performance which enables us to optimize this model Clear2Work • One of the most strategic ways to safeguard employees, keep operations running, and ensure citizens can access the services they need is to implement an employee wellness check before and during their workday through our newly developed health assessment mobile application • In roughly two weeks, our internal teams developed and implemented the app which is being systematically deployed across operational U.S. sites • Other geographic rollouts are based on local health guidance and requirements • In concert with this, a mandatory face covering policy was implemented across our U.S. operations while ensuring our sourcing approach protects supplies to front line health professionals 12 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

Trusted When It Matters Most: COVID-19 Work We rapidly designed solutions for government clients to address some of their most pressing needs. Our ability to quickly pivot has underscored the resilience of our business model and our position as a trusted partner. U.S. Federal CDC-INFO • Increased bilingual support for phone lines and emails for pandemic surge • 24/7 coverage began with 50 agents and has grown to 250, plus more than 40 nurses • Most recent statistics show we are responding to more than 16,000 calls and 2,000 emails per day National Health and Human Service (HHS) COVID-19 test result notification center: • Provide COVID-19 test results to patients that are tested at various federal testing centers across the nation • Solutioned a turnkey contact center in less than six days which has since seen enormous growth • Launched with 260 call center agents making outbound calls to patients to deliver test results from 47 emergency testing facilities across the U.S. • Today, a team of more than 2,000 agents now contacts 10,000 individuals per day and provides real time geo- mapping of COVID-19 test results to HHS CARES Act implementation support work under existing contracts • Supported the IRS to ensure that the Economic Impact Payments were paid in a timely manner, while continuing our normal tax season support • Under our contract with the Department of Education, and within 10 days of the Act’s waiver on payment of student loans, sent more than 2 million letters to student loan holders on behalf of the debt management project at Federal Student Aid, and made system changes to support the waiver 13 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

Trusted When It Matters Most: COVID-19 Work State Level California Department of Public Health • Answer inbound calls from state residents, providing basic, general, non- medical information about COVID-19; entirely WFH model New York • Dedicated pandemic support including ramping up the state’s COVID-19 hotline to screen and schedule testing for New Yorkers • Helping manage outbound calls to reach healthcare workers to volunteer to help with the crisis Indiana • Centralize contact tracing for Hoosiers who test positive for COVID-19 • Entirely WFH model where staff interview COVID-19 confirmed as well as presumptive positive cases in order to provide guidance, instruction, and support on isolation and treatment • Most importantly, help identify any needs of the individual or family Outside the U.S. • Canadian team quickly adapted and, in only two days, launched COVID- 19 information line for our British Columbia provincial government client • Team members answer important questions about testing locations, employment concerns, quarantine non-compliance reports, and the like 14 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

Rising Unemployment • Skyrocketing unemployment benefit claims forewarn more downstream implications to governments at all levels: − Safety-net programs like Medicaid, SNAP, and others are expected to face similar surges in applications − Government programs face staffing, process, and system challenges in meeting the demand − Governments also face the daunting task of governing under a new normal – enabling citizens to return safely to “normal” life under the continuing threat of new outbreaks and the consequences of a damaged economy • MAXIMUS has rapidly responded to meet the immediate demand for information and application assistance, while positioning to provide longer term services as the economy recovers − In only 8 days, launched a contact center to support the District of Columbia Office of Unemployment Compensation − In North Carolina, launched a new project in less than a week to support questions pertaining to the unemployment insurance program and have rapidly scaled to 1,800 agents − Also doing similar work in Arkansas, Rhode Island, and Vermont, responding to frequently asked questions and assisting residents with their unemployment applications 15 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

New Awards & Pipeline New Awards (YTD) March 31, 2020 Sales Pipeline March 31, 2020 New Work % Signed Contracts $729.8M Total Pipeline $29.2B 65.7% Unsigned Contracts $215.8M Pipeline Dynamics • Cannot accurately predict the pattern this pandemic may follow nor the timing and form of the recovery − Some clients making COVID-19 related awards in record time, relying heavily on existing contract relationships and trusted partners − This can come at the cost of delaying other prior procurements that were in-process − In other instances, particularly in federal, agencies not impacted significantly by the pandemic have stuck closely to procurement schedules • Many of the new COVID-related programs are expected to be temporary but provide flexibility to scale and extend services as circumstances warrant • While we are cautiously optimistic, it is difficult to predict what impact these events may have on erosion, timing on new work and simply getting some of our operations back to somewhat of a normal cadence • Updated guidance of course incorporates all of these dynamics based on what we know today • We actively manage a portfolio of work and have an earned reputation as a trusted long-term partner all of which enable us to adapt to changing economics tides 16 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION

Conclusion • The safety and wellbeing of our employees will continue to remain our top priority • Inspired by the dedication, selflessness, and resilience seen across our business • One of the most inspiring stories comes from our colleagues in the United Kingdom where we are in the process of deploying nearly a thousand volunteer doctors, nurses, and other clinicians to the NHS to provide vital support on the front line • Governments are also planning for the time when, as we emerge from this crisis, our core capabilities in finding jobs for the unemployed, ensuring access to healthcare, and administering critical safety-net programs will be needed more than ever • The work we’ve done in helping clients innovate, scale, and still meet citizens’ needs will be a game changer • New opportunities will also emerge – and we are well-positioned to respond 17 | MAXIMUS: Q2 FY20 EARNINGS PRESENTATION